                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  Form 10-Q/A

                               (Amendment No. 2)

                  QUARTERLY REPORT UNDER SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


For quarter ended December 30, 1994

Commission File Number 1-10397



                         AmeriQuest Technologies, Inc.
- --------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

         Delaware                                        33-0244136
- ---------------------------------------         --------------------------------
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification No.)

   2722 Michelson Drive, Irvine, CA                        92715
- ---------------------------------------         --------------------------------
(Address of principal executive office)                  (Zip Code)

Registrant's telephone number:                        (714) 222-6000


- --------------------------------------------------------------------------------
Former name, former address and former fiscal year, if changed since last report



       Indicate by check mark, whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days.   Yes  X   No
                                                ----    ----

       At December 30, 1994 there were 20,974,736 shares of the Registrant's Common Stock outstanding.

                      AmeriQuest Technologies, Inc.


                                  INDEX


PART I. FINANCIAL INFORMATION

   Item 1. Financial Statements

      Statement Regarding Financial Information .................     3

      Consolidated Condensed Balance Sheets
         December 30, 1994 and June 30, 1994 ....................     4

      Consolidated Condensed Statements of Income
         Three and Six Months Ended December 30,
         1994 and 1993...........................................     5

      Consolidated Condensed Statements of
         Cash Flows - Six  Months Ended
         December 30, 1994 ......................................     6

      Consolidated Statements of Shareholders' Equity
         December 30, 1994.......................................     7

      Notes to Consolidated Condensed Financial
         Statements - December 30, 1994 .........................  8-12

   Item 2. Management's Discussion and Analysis
         of Financial Condition and Results of Operations........ 13-15


PART II. OTHER INFORMATION ......................................    16


SIGNATURES ......................................................    17

                         AMERIQUEST TECHNOLOGIES, INC.

                                   FORM 10-Q

                    FOR THE QUARTER ENDED DECEMBER 30, 1994

               PART I.  STATEMENT REGARDING FINANCIAL INFORMATION


          The financial statements included herein have been prepared by AMERIQUEST TECHNOLOGIES, INC. (The "Company"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information normally included in the financial statements prepared in accordance with generally accepted accounting principles has been omitted pursuant to such rules and regulations. However, the Company believes that the financial statements, including the disclosures herein, are adequate to make the information presented not misleading. It is suggested that the financial statements be read in conjunction with the Annual Report on Form 10-K/A for the fiscal year ended June 30, 1994 as filed with the Securities and Exchange Commission.

                         AMERIQUEST TECHNOLOGIES, INC.
                     CONSOLIDATED CONDENSED BALANCE SHEETS
                                  (UNAUDITED)

(Dollars in thousands)                    December 30,             June 30,
                                              1994                   1994
- ------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
  Cash                                    $       4,407          $      3,200
  Accounts receivable, less
    allowances for doubtful
    accounts of $1,227 and $452                  66,781                24,708
    as of December 30, 1994 and June 30,
    1994, respectively
  Inventories                                    79,944                24,165
  Other current assets                            2,774                 1,627
                                           -------------          ------------
    Total current assets                        153,906                53,700

PROPERTY AND EQUIPMENT, NET                       7,114                 4,078
INTANGIBLE ASSETS, NET                           20,086                 6,490
OTHER ASSETS                                      1,279                   877
                                           -------------          ------------
                                          $     182,385          $     65,145
                                           =============          ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                        $      58,762          $     23,408
  Notes payable                                  72,706                23,059
  Other current liabilities                       4,047                 2,361
                                           -------------          ------------
    Total current liabilities                   135,515                48,828
                                           -------------          ------------

LONG-TERM OBLIGATIONS                             1,029                   267
                                           -------------          ------------
SUBORDINATED NOTES PAYABLE                       18,000                 3,175
                                           -------------          ------------
MINORITY INTEREST                                 1,178                     -
                                           -------------          ------------

STOCKHOLDERS' EQUITY
  Common stock, $.01 par value;
    authorized 30,000,000 shares; issued
    and outstanding, 20,974,736 and
    9,857,779 shares, respectively                  210                    99
  Additional paid-in capital                     48,143                27,345
  Retained deficit                              (20,565)              (14,569)
  Receivables from affiliates                    (1,125)                    -
                                           -------------          ------------
    Total stockholders' equity                   26,663                12,875
                                           -------------          ------------
                                          $     182,385          $     65,145
                                           =============          ============

The accompanying notes are an integral part of these consolidated financial statements.

                         AMERIQUEST TECHNOLOGIES, INC.
                  CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)

(Dollars in thousands)                                      Three Months Ended                               Six Months Ended
                                                                December 30,                                     December 30,
                                              -------------------------------------------------------------------------------------
                                                         1994                    1993                     1994                1993
                                              -------------------------------------------------------------------------------------
NET SALES                                   $        123,529          $       20,286          $       173,005       $      39,846
COST OF SALES                                        117,052                  16,666                  161,756              33,060
                                              ---------------           --------------         ---------------       --------------
  Gross profit                                         6,477                   3,620                   11,249               6,786

OPERATING EXPENSES
  Selling, general and administrative                  9,423                   3,498                   14,648               6,527
  Restructuring charge                                     -                   5,000                        -               5,000
                                              ---------------           --------------         ---------------       --------------
                                                       9,423                   8,498                   14,648              11,527
                                              ---------------           --------------         ---------------       --------------
  (Loss) from operations                              (2,946)                 (4,878)                  (3,399)             (4,741)

OTHER (INCOME) EXPENSE
  Other (income) expense                                 349                     (47)                     282                  11
  Interest expense                                     1,588                     119                    2,315                 137
                                              ---------------           --------------         ---------------       --------------
                                                       1,937                      72                    2,597                 148
                                              ---------------           --------------         ---------------       --------------
  Net (loss)                                $        (4,883)          $       (4,950)         $        (5,996)      $      (4,889)
                                              ===============           ==============         ===============       ==============

  Net (loss) per common share and common
       stock equivalent (Note 2)            $          (0.25)         $        (1.07)         $         (0.39)      $       (1.24)
                                              ===============           ==============         ===============       ==============

       Weighted average shares                    19,834,322               4,607,198               15,458,468           3,935,530
                                              ===============           ==============         ===============       ==============

  The accompanying notes are an integral part of these consolidated financial statements.

                            AMERIQUEST TECHNOLOGIES
                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                   Six Months Ended December 30,
                                                                  ------------------------------
(Dollars in thousands)                                                         1994         1993
- -----------------------------------------------------------------------------------------------------
Cash Flow from Operating Activities
Net (loss)                                                            $      (5,996)   $  (4,889)
Adjustments to reconcile net (loss) to
  net cash provided by operating activities:
  Depreciation and amortization                                               1,094          513
  Provision for losses on accounts receivable                                 1,514          (88)
  Changes in operating assets and liabilities:
    (Increase) decrease in accounts receivable                               (9,182)      (1,849)
    (Increase) decrease in inventories and other                            (14,194)      (2,568)
    (Increase) decrease in other assets                                         600        1,502
    Increase (decrease) in accounts payable and other                       (10,058)          63
- -----------------------------------------------------------------------------------------------------
Net cash provided by (used in) operating activities                         (36,222)      (7,316)
- -----------------------------------------------------------------------------------------------------
Cash Flow from Investing Activities
  Purchases of property and equipment                                        (1,047)        (582)
  Net cash paid for acquisition of businesses                                (1,973)         (50)
- -----------------------------------------------------------------------------------------------------
Net cash (used in) investing activities                                      (3,020)        (632)
- -----------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities
  Proceeds from line of credit borrowings, net                               17,512        2,195
  Proceeds from subordinated debt, less refundings                           18,000            -
  Proceeds from sale of common stock                                          4,937        5,984
- -----------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                    40,449        8,179
- -----------------------------------------------------------------------------------------------------
Increase ( decrease) in cash                                                  1,207          231
Cash-beginning of the year                                                    3,200        1,020
- -----------------------------------------------------------------------------------------------------
Cash-end of the year                                                  $       4,407 $      1,251
- -----------------------------------------------------------------------------------------------------

Supplemental Disclosures of Cash Flow Information
Interest on line of credit:  During the periods ended December 30, 1994 and
                             1993, the Company paid interest costs of
                             $2,315 and $137, respectively.
Income taxes:                During the periods ended December 30, 1994 and
                             1993, the Company made no tax payments.

Businesses acquired: During the period ended December 30, 1994, the Company acquired businesses summarized as follows (dollars in thousands):

  Fair value of assets acquired    $     96,474
  Liabilities assumed                   (77,998)
  Common stock issued                   (14,847)
                                    ------------
  Cash paid                               3,629
  Less cash acquired                     (1,656)
                                    ------------
  Net cash paid for acquisitions   $      1,973
                                    ============

The accompanying notes are an integral part of these consolidated financial statements.

                         AMERIQUEST TECHNOLOGIES, INC.
           CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY
                               December 30, 1994
                                  (UNAUDITED)

                                                                                     Additional      Retained
                                                           Common Stock              Paid-in         (Deficit)
(Dollars in thousands)                                  Shares       Amount          Capital          Earnings
- ---------------------------------------------------------------------------------------------------------------
Balances at June 30, 1992                                 2,925,523   $  29           14,757         $  (6,834)
Common stock issued to unrelated parties                    143,000       2              286                 -
Common stock issued for acquisitions                        100,000       1              149                 -
Exercise of employee stock options                           12,187       -               18                 -
Net income for the year ended June 30, 1993                       -       -                -               236
- ---------------------------------------------------------------------------------------------------------------

Balances at June 30, 1993                                 3,180,710   $  32           15,210         $  (6,598)
Common stock issued to unrelated parties                  4,905,072      49            9,054                 -
Exercise of employee stock options                           41,667       1               70                 -
Common stock issued for acquisitions                      1,730,330      17            3,011                 -
Net (loss) for the year ended June 30, 1994                       -       -                -            (7,971)
- ---------------------------------------------------------------------------------------------------------------

Balances at June 30, 1994                                 9,857,779   $  99          $27,345         $ (14,569)
Common stock issued to related parties (Note 4)           2,588,400      26            6,006                 -
Exercise of employee stock options                           20,334       -               30                 -
Common stock issued for acquisitions (Note 3)             8,508,223      85           14,762                 -
Net (loss) for the six months ended
  December 30, 1994                                               -       -                -            (5,996)
- ---------------------------------------------------------------------------------------------------------------
Balances at December 30, 1994                            20,974,736   $ 210          $48,143        $  (20,565)
- ---------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these consolidated financial statements.

                         AMERIQUEST TECHNOLOGIES, INC.
                             NOTES TO CONSOLIDATED
                        CONDENSED FINANCIAL STATEMENTS
                               December 30, 1994

1.   MANAGEMENT OPINION

     In the opinion of management, the consolidated condensed financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position and results of operations as of and for the periods presented.

2.   LOSS PER SHARE

     Loss per common share and common share is computed on the basis of the weighted average number of common shares outstanding plus common stock equivalents related to dilutive stock options.

3.   ACQUISITIONS

     The Company is pursuing a growth through acquisition strategy of acquiring regional distributors with the ultimate goal of creating a national distributor of value added computers, subsystems and peripherals.

     The success of this strategy is dependent upon the ability of the Company to effectively consolidate and integrate the operations of the acquired businesses, combine different business cultures and obtain adequate financing to complete acquisitions and fund working capital requirements.

     Since 1993, the acquisitions of the Company have included:

     COMPLETED BY JUNE 30, 1993

     Vitronix, Inc. ("Vitronix")

     As of March 1993, the Company acquired certain assets of Vitronix for common stock of the Company. Vitronix is a distributor of computer products and services, specializing in UNIX applications, and is based in Boston, Massachusetts.

     COMPLETED BY JUNE 30, 1994

     Management Systems Group ("MSG")

     As of December 1993, the Company acquired certain assets and assumed certain liabilities of MSG for common stock of the Company and certain contingent consideration. MSG is a distributor of computer products and services, specializing in systems and networking applications, and is based in Long Island, New York.